UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2016, FreightCar America, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) by and among the Company and certain of its subsidiaries, as borrowers and guarantors (together with the Company, the “Borrowers”), and Bank of America, N.A., as lender, administrative agent, swingline lender and L/C issuer (the “Bank”).

The First Amendment amends the Credit Agreement, dated as of July 26, 2013 (the “Credit Agreement”), by and among the Borrowers and the Bank in order to, among other things:

(1)	extend the term of the Credit Agreement to July 26, 2019; and

(2)	replace the negative covenant requiring a minimum consolidated net liquidity of $35.0 million with a negative covenant requiring a maximum consolidated net leverage ratio of 2.50:1.00.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: June 14, 2016	By:	/s/ Matthew S. Kohnke
		Name:	Matthew S. Kohnke
		Title:	Vice President Finance, Chief Financial Officer and Treasurer

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